UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2014

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th St,

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2014, Gordmans Stores, Inc. (the “Company”) announced that effective January 5, 2015, Lisa C. Evans, 60, will join the Company as the new Executive Vice President and Chief Merchandising Officer.

Ms. Evans joins the Company with more than 30 years of retail management experience, most recently serving as the Executive Vice President and Brand Leader for Carter’s, Inc., a leading brand of children’s clothing, from December 2012 until September 2014. Prior to becoming Executive Vice President and Brand Leader, Ms. Evans was the Senior Vice President of Sales for Carter’s and Oshkosh brands at Carter’s, Inc. from August 2009 through December 2012. Ms. Evans worked for Macy’s from 1987 to 2009, most recently serving as Senior Vice President and General Merchandising Manager where she oversaw a $680 million business which included dresses, suits, coats, junior’s and children’s. Her earlier experience included a variety of senior merchandising leadership roles with the Kauffman’s and Foley’s divisions of the former May Company.

In connection with Ms. Evans’ employment, the Company executed an employment offer letter (the “Offer Letter”) with Ms. Evans dated October 24, 2014. Under the terms of the Offer Letter, Ms. Evans is entitled to (i) an annual base salary of $400,000, (ii) participation in the Company’s Incentive Compensation Program, a cash bonus payment program with a target bonus equal to approximately 45% of Ms. Evans’ annual base salary for fiscal year 2015, with a maximum of 90%, (iii) options to acquire 70,000 shares of the Company’s common stock, pursuant to a Non-Qualified Stock Option Agreement under the Company’s 2010 Omnibus Incentive Compensation Plan, subject to time-based vesting at a rate of 25% per year beginning on the first anniversary of the grant date, (iv) a combination of restricted stock and stock options equal to 70% of Ms. Evans’ annual base salary in June 2015, pursuant to a Restricted Stock Agreement and a Non-Qualified Stock Option Agreement under the Company’s 2010 Omnibus Incentive Compensation Plan, and (iv) relocation expenses up to $120,000.

The above summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

There is no arrangement or understanding pursuant to which Ms. Evans was selected as Executive Vice President and Chief Merchandising Officer and no family relationship exists between Ms. Evans and any director or executive officer of the Company. Since the beginning of the Company’s preceding fiscal year, there have been no related party transactions between the Company and Ms. Evans as described under Item 404(a) of Regulation S-K and none have been proposed.

A copy of the Company’s press release, issued on November 20, 2014, announcing the hiring of Ms. Evans is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Offer Letter, dated as of October 24, 2014, by and between the Company and Lisa C. Evans

99.1	Press Release dated November 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: November 20, 2014	By:	/s/ Michael D. James
		Name:	Michael D. James
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary